EXHIBIT 4

Written Agreement Pursuant to Rule 13d-1(k)(1)(iii)

     Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the preceding Schedule 13D/A of CPH2, LLC, CPH3, LLC, Hadi Makarechian, and Barbara A. Makarechian is filed with the Securities and Exchange Commission on behalf of each of them.

CPH2, LLC, a Delaware limited liability company

By:

Hadi Makarechian, Chairman

CPH3, LLC, a Delaware limited liability company

By:

Hadi Makarechian, Chairman

Hadi Makarechian

Barbara A. Makarechian